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                                                                   EXHIBIT 10(l)

                               VARLEN CORPORATION
                   1993 DIRECTORS INCENTIVE STOCK GRANT PLAN

    1. PURPOSE. The purpose of this Plan is to advance the interests of Varlen Corporation by granting shares of Common Stock to members of its Board of Directors in order to attract, retain, motivate and reward individuals of superior ability and experience to serve as members of the Board.

    2.  DEFINITIONS

       (1) AWARD means a grant of shares of Common Stock to a Director pursuant to Section 7.

       (2)  BOARD means the Board of Directors of the Company.

       (3) CODE means the Internal Revenue Code of 1986 and regulations thereunder, as amended from time to time.

       (4) COMMON STOCK means the common stock of the Company, par value $.10 per share.

       (5)  COMPANY means Varlen Corporation, a Delaware corporation.

       (6) DIRECTOR means each individual who is serving as a member of the Board as of the time of reference.

       (7) EXCHANGE ACT means the Securities Exchange Act of 1934 and the rules and regulations promulgated pursuant thereto, as amended from time to time.

       (8) PLAN means this Varlen Corporation 1993 Directors Incentive Stock Grant Plan as set forth herein, and as amended from time to time.

       (9) SECURITIES ACT means the Securities Act of 1933 and rules and regulations promulgated pursuant thereto, as amended from time to time.

    3. EFFECTIVE DATE. This Plan was approved and adopted by the Board on March 29, 1993. The effective date of the Plan shall be May 25, 1993, the date of the annual meeting of stockholders of the Company, so long as the Plan is approved by the stockholders of the Company on said date.

    4. STOCK SUBJECT TO PLAN. The maximum aggregate number of shares of Common Stock that may be granted pursuant to Awards hereunder is 15,000 shares, which number shall be adjusted in accordance with Section 8 in the event of any change in the Company's capital structure. Shares of Common Stock issued pursuant to the Plan may consist, in whole or in part, of either authorized and unissued shares or issued shares held in the Company's treasury.

    5. ADMINISTRATION. It is intended that all Awards pursuant to this Plan be formula awards within the meaning of Rule 16b-3(c)(2)(ii) under Section 16 of the Exchange Act, and the Plan shall be applied and operated to effect that intent. To the extent that recordkeeping and other ministerial functions must be performed to administer and operate the Plan properly, either the Board or a committee appointed by the Board consisting of not fewer than two individuals shall perform such administrative functions. The Board shall have the discretion to remove and appoint members of the committee from time to time.

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    6.  ELIGIBILITY.  Each individual who is a Director and who is not an employee shall be granted Awards in accordance with Section 7.

    7.  GRANT OF AWARDS.

        (1) TERMS OF AWARDS.   Each individual who becomes an eligible Director
    shall be granted an Award for 200 shares of Common Stock (i) on the date of the annual meeting of stockholders of the Company on which the Director is elected to office or, if later, the effective date of the Plan, and (ii) on the date of each annual meeting of stockholders of the Company thereafter so long as the Director continues to serve as an eligible Director following the close of such annual meeting. If an individual becomes an eligible Director on a date other than the date of an annual meeting of stockholders of the Company, the eligible Director shall be granted an Award on the date he takes office for (i) 200 shares if the date he takes office is on or before the six month anniversary of the previous annual meeting of stockholders of the Company, or (ii) 100 shares if the date he takes office is after the six month anniversary of the previous annual meeting of stockholders of the Company. Each Director's Award shall be conditioned on the Director (or the legal representative of his estate in the event of his death) accepting the Award by paying in cash the par value per share of Common Stock granted within 10 business days following the date the Award is granted.

        (2) NONTRANSFERABILITY OF RIGHT TO ACQUIRE.   No right to acquire shares
    pursuant to an Award shall be transferable otherwise than by will or the laws of descent and distribution and only the Director who receives an Award shall be entitled to acquire shares pursuant to the Award during the Director's lifetime.

        (3) RESTRICTION ON TRANSFER OF SHARES.   No shares of Common Stock
    acquired pursuant to an Award (or shares of Common Stock received in respect of such shares as a result of stock dividends, stock splits, reorganizations, or other changes in the Company's capitalization) shall be transferable by the Director at any time during the period commencing with the date the Director is elected to office and ending 6 months after the date the Director ceases to serve as such, except as follows:

            (i) such shares shall be transferable by will or the laws of descent and distribution; and

           (ii) such shares shall be transferable in the event of a merger or consolidation of the Company or sale of all or substantially all of the Company's capital stock in any transaction or series of related transactions, subject to any applicable federal or state securities laws.

       (4) INVESTMENT REPRESENTATION.   If the shares of Common Stock granted
    to a Director pursuant to an Award are not at the time the Director acquires the shares effectively registered under the Securities Act, the Director shall provide to the Company, as a condition to the Director's acceptance of the Award, a letter, in form and substance satisfactory to the Company, to the effect that the shares are being purchased for the Director's own account for investment and not with a view to distribution or resale, and to such other effects as the Company deems necessary or appropriate to comply with federal and applicable state securities laws.

        (5) LEGENDS.   The restrictions on transfer of shares of Common Stock
    provided in this Plan shall be noted or referred to conspicuously on each certificate evidencing such shares.

    8. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. Appropriate and equitable adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan under Section 4 and in the number of shares of Common Stock to be granted annually to each Director under Section 7 to give effect to any changes in the outstanding Common Stock by reason of any stock dividend, stock split, stock combination, merger, consolidation, reorganization, recapitalization or any other change in the capital structure of the Company affecting the Common Stock after the effective date of the Plan.

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    9.  AMENDMENT AND TERMINATION OF THE PLAN.  The Board may at any time amend, suspend or terminate the Plan in its discretion without further action on the part of the stockholders of the Company, except that:

        (1) no such amendment, suspension or termination of the Plan shall adversely affect or impair any rights of any Director that have accrued under the terms of the Plan prior thereto without the consent of the Director;

        (2) this Plan shall not be amended more than once in any 6 month period, other than to comport with changes in the Code; and

        (3) any such amendment, suspension or termination that requires approval by the stockholders of the Company to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act, applicable state law or National Association of Securities Dealers, Inc. or exchange listing requirements shall be subject to approval by the stockholders of the Company within the applicable time period prescribed thereunder, and shall be null and void if such approval is not obtained.

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